UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 27, 2006

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

4032 Linden Avenue, Dayton, Ohio	45432
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

Share Repurchase Program Authorized

On October 27, 2006, the Company announced that the Board of Directors of MTC Technologies, Inc. authorized the purchase of outstanding shares of MTC common stock up to a value of $10 million. This authorization is in addition to the Company’s previously announced authorization to purchase up to $10 million of its outstanding shares. The Company also announced that it had acquired shares totaling the entire amount previously authorized of $10 million. The repurchases pursuant to this additional authorization may be made in open market purchases or in privately negotiated transactions. The Company may also implement all or part of the purchases under a Rule 10b5-1 trading plan, so as to provide the flexibility to extend its share purchases beyond the quarterly purchasing window. A copy of the press release announcing this action is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Ex. 99.1	Press Release dated October 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2006

MTC TECHNOLOGIES, INC.

/s/ Michael Gearhardt
Michael Gearhardt
Chief Financial Officer

EXHIBIT INDEX

Ex. 99.1	Press Release dated October 27, 2006